UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2012

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into Material Definitive Agreement.

Underwriting Agreement

On May 3, 2012, PetroLogistics LP (the “Partnership”) and Propylene Holdings LLC (“Holdings”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Holdings, PetroLogistics GP LLC (the “General Partner”), PL Propylene LLC (the “OLLC” and together with the Partnership, Holdings and the General Partner, the “Partnership Parties”) and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as managers of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by Holdings and the Partnership (the “Offering”), and purchase by the Underwriters, of 33,500,000 common units representing limited partner interests in the Partnership (“Common Units”) and 1,500,000 Common Units, respectively, at a price to the public of $17.00 per Common Unit ($15.98 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, Holdings has also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 5,250,000 Common Units (the “Optional Units”) to cover over-allotments, if any, on the same terms.  The material terms of the Offering are described in the prospectus, dated May 3, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on May 5, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-175035), initially filed by the Partnership on June 21, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on May 9, 2012.  The Partnership received proceeds from the Offering (net of underwriting discounts and after deducting estimated offering expenses) of approximately $19.0 million (the “Net Proceeds”). As described in the Prospectus, the Partnership will use the Net Proceeds for working capital and general partnership purposes, for funding certain future capital expenditures at its facility, including a portion of those associated with the planned major maintenance project in 2013 to replace the reactor catalyst, and for funding a portion of the quarterly distributions to common unitholders for the lost margin resulting therefrom. Holdings received proceeds from the Offering (net of underwriting discounts and commissions) of approximately $535.3 million.  The Partnership did not receive any proceeds from the sale of Common Units by Holdings.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

PetroLogistics Long-Term Incentive Plan

On May 3, 2012, the board of directors of the General Partner adopted the PetroLogistics Long-Term Incentive Plan (the “LTIP”), effective as of May 4, 2012. Awards under the LTIP are available for employees, consultants and directors of the General Partner and affiliates who perform services for the Partnership. The LTIP allows for awards of restricted units, unit options, unit appreciation rights, phantom units, unit payments, other equity-based awards and performance awards. Distribution equivalent rights may be granted in tandem with phantom units. The LTIP limits the number of units that may be delivered pursuant to awards to 10% of the outstanding Common Units on the effective date of the Offering. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The LTIP will be administered by the board of directors of the General Partner or a committee thereof.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; appointment of certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, PL Manufacturing LLC, for and on behalf of Holdings, which is the sole member of the General Partner, appointed John B. Walker to the board of directors of the General Partner, effective as of May 4, 2012.  Upon his appointment, Mr. Walker became a member of the Audit Committee of the board of directors of the General Partner.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of the Partnership

On May 3, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

ITEM 9.01           Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated May 3, 2012, by and among PetroLogistics LP, PetroLogistics GP LLC, Propylene Holdings LLC, PL Propylene LLC and Raymond James & Associates, Inc. as the representative of the several underwriters named therein

3.1	Amended and Restated Agreement of Limited Partnership of the PetroLogistics LP, dated May 3, 2012

10.1	PetroLogistics Long-Term Incentive Plan, effective as of May 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner
Dated: May 9, 2012
	By:	/s/ Sharon Spurlin
Name: Sharon Spurlin
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1

Underwriting Agreement, dated May 3, 2012, by and among PetroLogistics LP, PetroLogistics GP LLC, Propylene Holdings LLC, PL Propylene LLC and Raymond James & Associates, Inc. as the representative of the several underwriters named therein

3.1	Amended and Restated Agreement of Limited Partnership of the PetroLogistics LP, dated May 3, 2012

10.1	PetroLogistics Long-Term Incentive Plan, effective as of May 4, 2012